EX. 10.2

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR OTHER EXEMPTION UNDER SAID ACT.

THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

VIASPACE INC.

SENIOR CONVERTIBLE PROMISSORY NOTE

$__________                                                                                                  ______________, 2018

FOR VALUE RECEIVED, VIASPACE INC., a Nevada corporation (“Company”),  promises to pay to Haris Basit (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of ___________ THOUSAND Dollars ($__________), or such other amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Unless converted into Common Stock of Company as set forth in Section 3 and/or Section 8 below, all unpaid principal, together with any then unpaid and accrued interest, shall be due and payable on the earlier of (i) ___________, 2018 (the “Maturity Date”), (ii) upon prepayment of all amounts due and payable under this Note in accordance with the terms hereof, or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof.  Immediately prior to the issuance of this Note by Company, Holder acknowledges that it has delivered to Company the sum of __________ THOUSAND Dollars ($___________) reflecting the principal amount under this Note.

This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is funded) in an aggregate principal amount of up to $100,000 issued or to be issued by Company on or about the period from June 4, 2019 to June 4, 2021 (or such other period as agreed upon by the Company and the Holder) pursuant to the terms of a Loan Agreement, dated as of June 4, 2019, by and between Company and the Holder (or his designees) of the Notes (the “Loan Agreement”).  The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Company by issuance of this Note, and Holder by the acceptance of this Note, agree:

1.Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)“Common Stock” shall mean the Company’s Common Stock, par value $0.0001.

(b) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

(c)“Conversion Notice” has the meaning given in Section 7(e) hereof.

(d)“Conversion Period” shall mean the period from the date of the Note and ending on the Maturity Date.

(e)“Conversion Price” has the meaning given in Section 7(b) hereof

(f)“Event of Default” has the meaning given in Section 6 hereof.

(g)“Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. “Holders” shall mean the Persons collectively specified in the introductory paragraph of this Note and the other Notes or any Persons who shall at the time be the registered holders of this Note and the other Notes.

(h)“Majority Holders” shall mean Holders holding a majority of the aggregate principal amount of the Notes then outstanding.

(i)“Note” shall mean this Senior Convertible Promissory Note.

(j)“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations owed by Company to Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder.

(k)“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(l)“Prepayment Amount” has the meaning given in Section 3 hereof

(m)“Prepayment Notice” has the meaning given in Section 3 hereof.

(n)“Sale Transaction” shall mean a transaction or series of related transactions involving (i) the consolidation or merger of Company with another Person, (ii) a sale of all or substantially all of the assets of Company, (iii) a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of capital stock of Company, (iv) the consummation of a stock purchase agreement or other business combination with another Person whereby such other Person acquires more than the 50% of the outstanding capital stock of Company.

(o)“Securities Act” has the meaning given in Section 5(b) hereof.

(p)“Loan Agreement” has the meaning in the second introductory paragraph of this Note.

(q) “Successor Entity” has the meaning given in Section 10 hereof.

Capitalized term not otherwise defined shall have the meaning set forth in the Loan Agreement.

2.Interest.  Unless converted into Common Stock of Company as set forth in Section 8 below, or unless prepaid or converted as set forth in Section 3 below, accrued interest on this Note shall be payable on the Maturity Date.

3.Prepayment.  During the Conversion Period, Company may, at any time and from time to time, prepay all or any portion of the principal due under this Note, together with accrued interest, without penalty.  Company shall effect such prepayment by providing Holder twenty (20) days written notice prior to the date of such prepayment (such notice, a “Prepayment Notice”) indicating the amount of principal and accrued interest Company desires to prepay (the “Prepayment Amount”).  Notwithstanding the foregoing, Holder shall have 10 days following receipt of such Prepayment Notice to notify Company in writing of its election to convert the Prepayment Amount into shares of Common Stock, in which case such Prepayment Amount shall be converted into shares of Common Stock in accordance with the conversion procedures set forth in Section 8(e) hereof (provided that, with respect to conversions effected pursuant to this Section 3, any references to the Conversion Amount in Section 8(e) shall refer to the Prepayment Amount).  Should Holder elect to convert the Prepayment Amount into shares of Common Stock, the number of shares of Common Stock into which such Prepayment Amount will be converted shall be determined by dividing the Prepayment Amount by the then applicable Conversion Price.

4.Representations and Warranties of Holder. Holder represents and warrants to Company as follows:

(a)Binding Obligation. Holder has full legal capacity, power and authority to execute and deliver this Note and to perform his obligations hereunder.  This Note is a valid and binding obligation of Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)Securities Law Compliance. Holder has been advised that this Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Holder is aware that Company is under no obligation to effect any such registration with respect to this Note, or the Common Stock issuable or issued pursuant to the conversion of this Note, or to file for or comply with any exemption from registration.  Holder has not been formed solely for the purpose of making this investment and is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.  Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(c)Accredited Investor.  Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D of the Securities Act, as presently in effect.

(d)Restricted Securities.  Holder understands that this Note is a “restricted security” under the federal securities laws inasmuch as it is being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such Note may be resold without registration under the Securities Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Note or an available exemption from registration under the Securities Act, the Note must be held indefinitely.  Holder represents that it is familiar with SEC Rule 144, and understands the resale limitations imposed thereby and by the Securities Act.

(e)Access to Information. Holder acknowledges that Company has given Holder access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by Holder, and has furnished Holder with all documents and other information required for Holder to make an informed decision with respect to the purchase of this Note.

5.Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)Failure to Pay.  Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this

Note on the date due, and (in either case) such payment shall not have been made within twenty (20) days of Company’s receipt of Holder’s written notice to Company of such failure to pay;

(b)Failure to Perform.  Company fails to perform any obligation under this Note and does not cure that failure within twenty (20) days of Company’s receipt of Holder’s written notice to Company of such failure to perform; or

(c)Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

6.Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 6(c) and 6(d)) and at any time thereafter during the continuance of such Event of Default, the Majority Holders may, by written notice to Company, declare all outstanding Obligations payable by Company under the Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 6(c) and 6(d), immediately and without notice, all outstanding Obligations payable by Company under the Notes shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy permitted to him by law, either by suit in equity or by action at law, or both.

7.Conversion.

(a)Conversion.  Holder shall have the right to convert, at any time during the Conversion Period, all or any portion of the principal amount, together with any unpaid and accrued interest, then outstanding under this Note into fully paid and non-assessable shares of Common Stock at a conversion price per share equal to the Conversion Price (as defined below).  The number of shares of Common Stock into which such principal and interest then outstanding under this Note will be converted shall be determined by dividing the amount of principal, together with all unpaid and accrued interest, then outstanding under this Note to be converted (the “Conversion Amount”) by the Conversion Price. The holder will not convert the note into a number of common shares that would exceed the number of available authorized common shares calculated as of the date of conversion as follows: the number of authorized shares of common stock less the number of issued and outstanding shares of common stock less the number of shares of common stock issuable under all other outstanding convertible instruments of the Company.

(b)Conversion Price. Subject to Section 8(c), the “Conversion Price” shall be equal to twenty per cent (20%) of the Average Closing Price as reported by the principal trading exchange on which the Company’s Common Stock is traded for the twenty (20) trading days preceding the date of the Note.

(c)Adjustments to Conversion Price.  The Conversion Price shall be subject to proportional adjustments for stock splits, stock dividends, combinations, consolidations, reclassifications and the like.

(d)Conversion Procedure.  Before Holder shall be entitled to convert the Conversion Amount then outstanding under this Note into shares of Common Stock, Holder shall surrender this Note at the office of this Company, and shall give written notice (a form of which is attached to this Note, the “Conversion Notice”) to Company at its principal corporate office, of the election to convert the same and shall state therein the total Conversion Amount.  Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless (i) Holder executes and delivers to Company the Conversion Notice for the converted shares and (ii) this Note is delivered to Company.  Company shall, as soon as practicable after such delivery, issue and deliver certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company and required by this Note and the Loan Agreement), representing the number of fully paid and non-assessable shares of the Common Stock into which the Conversion Amount will be converted in accordance with the provisions herein, and a new promissory note having like tenor as this Note for the principal amount and interest then outstanding under this Note that are not being so converted.  Any conversion pursuant to this Section 8 shall be deemed to have been made immediately prior to the close of business on the date of Company’s receipt of the Conversion Notice, so that the rights of Holder under this Note to the extent of the Conversion Amount shall cease at such time and Holder shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(e)Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note.  In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, Company shall pay to Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of the amounts specified in this Section 9(f), Company shall be forever released from all its obligations and liabilities under this Note.

(f)Reservation of Stock Issuable Upon Conversion.  Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

8.Reserved

9.Effect of Sale Transaction.  Upon the occurrence of any Sale Transaction, the Successor Entity (as defined below) shall succeed to, and be substituted for the Company (so that from and after the date of such Sale Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Sale Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Sale Transaction, in lieu of the shares of the Common Stock purchasable upon the conversion of the Notes prior to such Sale Transaction, such shares of common stock (or other securities, cash, assets or other property) of the Successor Entity.  The provisions of this Section shall apply similarly and equally to successive Sale Transactions and shall be applied without regard to any limitations on the conversion of this Note.  As used in this Section 10, “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Sale Transaction, or the parent entity of such Person, as applicable.

10.Successors and Assigns.  Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.Waiver and Amendment.  Any term of this Note may be amended or waived only with the written consent of Company and the Majority Holders; provided, however, that any such amendment or modification which by its terms would not apply equally to all holders of the Notes shall not be applicable to any holder whose rights under the Notes would be adversely affected by such amendment or modification in a different manner than other holders thereof without such adversely affected holder’s written consent.

12.Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company.  If a determination has been made pursuant to this Section 12 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Securities Act.  Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company.  Prior to presentation of this Note for registration of transfer, Company shall treat the registered Holder hereof as the owner and Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

13.Notices.   Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be to the respective addresses or facsimile numbers of the parties as set forth in the Loan Agreement, or at such other address or facsimile number as such parties shall have furnished in writing.

14.Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15.Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16.Governing Law and Forum.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Colorado, United States of America, without regard to the conflicts of law provisions of the State of Colorado, or of any other state.  All disputes or controversies relating to or arising from this Note shall be adjudicated in the state and federal courts located in the state of Colorado.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The Convention on Contracts for the International Sale of Goods shall not apply to this Note.

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above and Holder agrees to the terms and conditions of this Note.

VIASPACE INC.

By:/s/ HARIS BASIT	Name: Haris Basit

Its: Vice Chairman of the Board

KEVIN SCHEWE

/s/ KEVIN SCHEWE

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_____________ of the principal and $_____ of the interest due on the Note issued by VIASPACE Inc. on _____________, 2019 into Shares of Common Stock of VIASPACE Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_______________, 2019________________________________________

Conversion Price:______________________________________________________________

Shares To Be Delivered:_________________________________________________________

Signature:____________________________________________________________________

Print Name:____________Haris Basit__________________________________________

Address:__________________________________________________________________

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